As filed with the United States Securities and Exchange Commission on November 24, 1998.
                                                 Registration No. 333-________




                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                  __________________



                                      FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                                THE SECURITIES ACT OF 1933

                                  __________________

                        CENTURY TELEPHONE ENTERPRISES, INC
                (Exact name of registrant as specified in its charter)

                                  __________________

 LOUISIANA                                             72-0651161
(State or other                                       (I.R.S. Employer
or organization)                                       Identification No.)

100 CENTURY PARK DRIVE
  MONROE, LOUISIANA                                               71203
(Address of Principal Executive Offices)                        (Zip Code)
                                    _________________

                           CENTURY TELEPHONE ENTERPRISES, INC.
                                    DOLLARS & SENSE PLAN
                                 (Full title of the Plan)


                                    __________________

                                   HARVEY P. PERRY, ESQ.
                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                       AND SECRETARY
                            CENTURY TELEPHONE ENTERPRISES, INC.
                                  100 CENTURY PARK DRIVE
                                  MONROE, LOUISIANA 71203
                          (Name and address of agent for service)
                                      (318) 388-9500
                          (Telephone number, including area code,
                                   of agent for service)

                                          COPY TO
                                    MARGARET F. MURPHY
                            JONES, WALKER, WAECHTER, POITEVENT,
                                 CARRERE & DENEGRE, L.L.P.
                            201 ST. CHARLES AVENUE, 51ST FLOOR
                               NEW ORLEANS, LOUISIANA 70170

                              CALCULATION OF REGISTRATION FEE


                                          AMOUNT              PROPOSED MAXIMUM            PROPOSED MAXIMUM            AMOUNT OF
        TITLE OF SECURITIES                TO BE               OFFERING PRICE            AGGREGATE OFFERING         REGISTRATION
         TO BE REGISTERED            REGISTERED{(1)(2)}          PER UNIT{(3)}                PRICE{(3)}                 FEE

Common Stock                         1,400,000 shares          $56.625{(4)}              $79,275,000            $22,038.45
Participation Interests in the                                                                                         0
Plan
Preference Share Purchase            1,400,000 rights                 {(5)}                     {(5)}              --{(5)}
Rights{(5)}

(1)Century Telephone Enterprises, Inc. has previously registered securities issuable through the Dollars & Sense Plan on Form S-8 Registration Statement Nos. 33-5836 and 33-48554.
(2)Upon the occurrence of any future stock split,  stock  dividend  or  similar transaction involving Common Stock of the Registrant during the effectiveness of this Registration Statement, the number of securities registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h).
(4)The average of the high and low price per share of Common Stock on the New York Stock Exchange on November 17, 1998, in accordance with Rule 457(c).
(5)Rights are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Because no separate consideration is paid for such Rights, the registration fee for such securities is included in the fee for the Common Stock.

                                        PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents, which  have  been  filed by Century or the Plan
with   the   Securities   and  Exchange  Commission  (the  "Commission"),   are
incorporated herein by reference:

       (a) Century's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

       (b) Century's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998.

       (c) Century's Current Report on Form 8-K dated March 31, 1998 and September 3, 1998.

       (d) Century's Registration Statement filed under the Exchange Act (File No. 1-7784), as amended and restated on Form 8-A/A filed December 2, 1996, which includes a description of the Company's Common Stock and Preference Share Purchase Rights.

       (e) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1997.

       All documents filed by Century with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Information incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the documents incorporated herein by reference and should be read together therewith. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

       Article II, Section 10 of Century's by-laws (the "Indemnification By-law") provides for mandatory indemnification for directors and officers or former directors and officers of Century to the fullest extent permitted by Louisiana law.

       Century's Articles of Incorporation authorize it to enter into contracts with directors and officers providing for indemnification to the fullest extent permitted by law. Century has entered into indemnification contracts providing contracting directors or officers the procedural and substantive rights to indemnification currently set forth in the Indemnification By-law ("Indemnification Contracts"). The right to indemnification provided by an Indemnification Contract applies to all covered claims, whether such claims arose before or after the effective date of the contract.

       Century  maintains  an  insurance  policy  covering the liability of its directors and officers for actions taken in their official capacity. The Indemnification Contracts provide that, to the extent insurance is reasonably available, Century will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The Indemnification Contracts also provide that if Century does not maintain comparable insurance, it will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his or her benefit.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Century pursuant to the foregoing provisions, or otherwise, Century has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.EXHIBITS.

       5.1 Internal Revenue Service determination letter issued prior to Plan amendments.

       5.2 In lieu of filing an opinion of counsel as to compliance of the Plan, as amended and restated, with ERISA or an Internal Revenue Service determination letter that the Plan, as amended and restated, is qualified under Section 401 of the Internal Revenue Code, the undertaking permitted by Item 8.(b) of Form S-8 is included in Item 9.(d) of this Registration Statement.

       23    Consent of KPMG Peat Marwick LLP.

       24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.UNDERTAKINGS.

       1.    The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)    To  include   any  prospectus  required  by  Section
10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

             (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

       (4) The registrant will submit the Plan, as amended and restated, to the Internal Revenue Service for a determination of qualification under Section 401 of the Internal Revenue Code in a timely manner and will make all changes required by the IRS in order to qualify the Plan, as amended and restated.

                                      SIGNATURES


       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on November 19, 1998.

                                   CENTURY  TELEPHONE  ENTERPRISES, INC.


                                   By: /S/ CLARKE M. WILLIAMS
                                      ------------------------
                                           Clarke M. Williams
                                         Chairman of the Board


                                   POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Clarke M. Williams, Glen F. Post, III and Harvey P. Perry, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                      TITLE                           DATE
    ------------                --------------                   ------------

/S/ CLARKE M. WILLIAMS       Chairman of the Board            November 19, 1998
    ------------------            of Directors
    Clarke M. Williams

/S/ GLEN F. POST, III       Vice Chairman of the Board        November 19, 1998
    -----------------       of Directors, President and
    Glen F. Post, III         Chief Executive Officer


/S/ R. STEWART EWING, JR.   Senior Vice President and Chief   November 19, 1998
    ---------------------        Financial Officer
    R. Stewart Ewing, Jr.   (Principal Financial Officer)


/S/ HARVEY P. PERRY         Senior Vice President, General    November 19, 1998
    ---------------         Counsel, Secretary and Director
    Harvey P. Perry

/S/ W. BRUCE HANKS          Executive Vice President,         November 19, 1998
    --------------           Chief Operating Officer
    W. Bruce Hanks                and Director


/S/ MURRAY H. GREER         Controller (Principal             November 19, 1998
    ---------------           Accounting officer)
    Murray H. Greer

/S/ WILLIAM R. BOLES, JR.         Director                    November 19, 1998
    ---------------------
    William R. Boles, Jr.

/S/ VIRGINIA BOULET               Director                    November 19, 1998
    ---------------
    Virginia Boulet

/S/ ERNEST BUTLER, JR.            Director                    November 19, 1998
    ------------------
    Ernest Butler, Jr.

/S/ CALVIN CZESCHIN               Director                    November 19, 1998
    ---------------
    Calvin Czeschin

/S/ JAMES B. GARDNER              Director                    November 19, 1998
    ----------------
    James B. Gardner

/S/ R. L. HARGROVE, JR.           Director                    November 19, 1998
    -------------------
    R. L. Hargrove, Jr.

/S/ JOHNNY HEBERT                 Director                    November 19, 1998
    -------------
    Johnny Hebert

/S/ F. EARL HOGAN                 Director                    November 19, 1998
    -------------
    F. Earl Hogan

/S/ C. G. MELVILLE, JR.           Director                    November 19, 1998
    -------------------
    C. G. Melville, Jr.

/S/ JIM D. REPPOND                Director                    November 19, 1998
    --------------
    Jim D. Reppond

       THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Retirement Committee, as Plan Administrator, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on November 19, 1998.


                                  CENTURY TELEPHONE ENTERPRISES, INC.
                                  DOLLARS & SENSE PLAN



                                  By: /S/ R. STEWART EWING, JR.
                                    -----------------------------
                                          R. Stewar Ewing, Jr.
                                             Member of the
                                          Retirement Committee